EXHIBIT 24A

                               POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints James M. Herron, Edward R. Henderson and Yasmine B. Zyne, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Ryder System, Inc. Form S-8 Registration Statement and/or the Post-Effective Amendments to the Form S-8 Registration Statement for the Ryder System, Inc. Board of Directors Stock Award Plan and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with the New York Stock Exchange, Chicago Stock Exchange, and Pacific Stock Exchange, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


                                              /s/ JOSEPH L. DIONNE
                                              ----------------------------
                                                  Joseph L. Dionne

STATE OF FLORIDA         )
                         ) ss:
COUNTY OF DADE           )

Before me personally appeared Joseph L. Dionne, to me known and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal this 21st day of February, 1997.


                                              LOURDES PALOMARES
                                              ----------------------------
                                                  Notary Public
                                                  My Commission Expires:

(Seal)